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                                                                 Exhibit (a)(11)

                                UAM FUNDS, INC.

                         ARTICLES SUPPLEMENTARY TO THE
                                    CHARTER


          UAM FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Board of Directors of the Corporation, an open-end investment company registered under the Investment Company Act of 1940, as amended, and having authorized capital of Three Billion (3,000,000,000) shares of common stock, par value $.001 per share, has reclassified Twenty Five Million (25,000,000) authorized and unissued Institutional Class Shares of the Corporation's C&B Equity Portfolio's shares of common stock, Ten Million (10,000,000) authorized and unissued Institutional Service Class Shares of the Corporation's C&B Equity Portfolio's shares of common stock, Twenty Five Million (25,000,000) authorized and unissued Institutional Class Shares of the Corporation's C&B Equity Portfolio for Taxable Investor's shares of common stock, Ten Million (10,000,000) authorized and unissued Institutional Service Class Shares of the Corporation's C&B Equity Portfolio for Taxable Investor's shares of common stock, Twenty Five Million (25,000,000) authorized and unissued Institutional Class Shares of the Corporation's C&B Mid Cap Equity Portfolio's shares of common stock, and Ten Million (10,000,000) authorized and unissued Institutional Service Class Shares of the Corporation's C&B Mid Cap Equity Portfolio's shares of common stock as unclassified shares:

          SECOND: The shares aforesaid have been duly reclassified by the Board of Directors of the Corporation pursuant to authority and power contained in the charter of the Corporation.

          THIRD: These Articles Supplementary do not increase or decrease the authorized number of shares of the Corporation or the aggregate par value thereof. After the reclassification of the aforesaid shares of common stock, the Corporation has the authority to issue three billion (3,000,000,000) shares of its common stock, with an aggregate par value of three million dollars ($3,000,000), classified as follows:

Name of Series                                                Total Number of
--------------                                                Shares Allocated
                                                              -----------------
Acadian Emerging Markets Portfolio
..    Institutional Class Shares                             .       25,000,000
..    Institutional Service Class Shares                     .       10,000,000
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Name of Series                                                Total Number of
--------------                                                Shares Allocated
                                                              -----------------

Acadian International Equity Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
DSI Balanced Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
DSI Disciplined Value Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
Dwight Limited Maturity Bond Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
Dwight Money Market Portfolio
..    Institutional Class Shares                             .  400,000,000
..    Institutional Service Class Shares                     .   10,000,000
Independence Small Cap Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
FMA Small Company Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
ICM Equity Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
ICM Fixed Income Portfolio
..  Institutional Class Shares                               .   50,000,000
..  Institutional Service Class Shares                       .   10,000,000
ICM Small Company Portfolio
..    Institutional Class Shares                             .   50,000,000
..    Institutional Service Class Shares                     .   10,000,000
McKee Domestic Equity Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
McKee U.S. Government Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000

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Name of Series                                                Total Number of
--------------                                                Shares Allocated
                                                              -----------------

McKee International Equity Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
McKee Small Cap Equity Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
NWQ Balanced Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
NWQ Value Equity Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
NWQ Small Cap Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
NWQ Special Equity Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
Rice, Hall, James Small Cap Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
Rice, Hall, James Small/Mid Cap Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
SAMI Preferred Stock Income Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
Sirach Strategic Balanced Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
Sirach Equity Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
Sirach Growth Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000

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Name of Series                                                Total Number of
--------------                                                Shares Allocated
                                                              -----------------

Sirach Bond Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
Sirach Special Equity Portfolio
..    Institutional Class Shares                             .   50,000,000
..    Institutional Service Class Shares                     .   10,000,000
Sterling Partners' Equity Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
TS&W International Equity Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
TS&W Equity Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
TS&W Fixed Income Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000
TS&W Balanced Portfolio
..    Institutional Class Shares                             .   25,000,000
..    Institutional Service Class Shares                     .   10,000,000


for a total of one billion, five hundred seventy million (1, 70,000,000) shares classified into separate classes of common stock, with the remaining one billion, four hundred thirty million (1,430,000,000) shares being unclassified.

          IN WITNESS WHEREOF, UAM Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of the 20/th/ day of November, 2001.


                                          UAM FUNDS, INC.
WITNESS:


/s/ Suzan Barron                          /s/ Linda T. Gibson
----------------                          -------------------
Suzan Barron                              Linda T. Gibson
Assistant Secretary                       Vice President

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                                  CERTIFICATE

          THE UNDERSIGNED, Vice President of UAM Funds, Inc. who executed on behalf of said corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges that the foregoing Articles Supplementary are the act of the said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                      /s/ Linda T. Gibson
                                      -------------------
                                      Linda T. Gibson
                                      Vice President